Presentation to the Board of Directors May 18, 2005 Exhibit C.7

The               Team
Mergers & Acquisitions
Stephen Schiller
Managing Director
Head of Corporate
Sales and Divestitures
(212) 816-8407
stephen.schiller@citigroup.com
Vikram Bhardwaj
Vice President
(213) 833-2349
vikram.bhardwaj@citigroup.com
Global Consumer
Investment Banking
George Doupsas
Director
Restaurant Focus
(212) 816-1724
george.doupsas@citigroup.com
Sean Christensen
Analyst
(213) 833-2371
sean.christensen@citigroup.com
Consumer
Mergers & Acquisitions
M. Bora Sila
Managing Director
Head of Consumer M&A
(212) 816-6378
bora.sila@citigroup.com
Brad Davis
Associate
(212) 816-2540
brad.davis@citigroup.com

Key Strategic Framework
Industry Fundamentals
Are Strong
Sector is Trading at
Peak Multiples
Checkers’
Fundamentals Are
Excellent
Stock Price Has
Outperformed its
Peers
Sector is About
as Good as it Gets
Likely to be More
Downside than
Upside
Checkers Trades at a
Significant Discount
Small Size and
Limited Liquidity
Likely Restrain Value
Sell the Company
at the Peak of the
Market?
Stay Public and Hope
Checkers’ Trading
Multiple Discount
Narrows
Ultimately a Decision
For the Board

Industry Transformation
U.S. Market
Matures
New Unit
Growth Reduced
Major Chains
Focus on ROI
Revenue Growth
Declines
Price Discounts
Reduced
Same Store
Sales Increase
Operating
Margins Expand
Projected EPS
Growth Declines
Free Cash
Flow Increases
Debt Decreases
Distributions
Increase
Investors have “re-rated” the major restaurant chains to trade more like consumer products companies.  ROI, margins and shareholder distributions have become significant drivers of value, more than offsetting declines in projected EPS growth rate
Value and
Multiples
Increase

(4.0%)
(2.0%)
0.0%
2.0%
4.0%
6.0%
8.0%
QSR Average Long-Term Average
80
100
120
140
160
180
200
Industry “Tipping Point”
Same Store Sales Growth Stock Price Performance
Investor interest in restaurant stocks increased dramatically when McDonald’s, after a failed price war, announced that it was cutting unit growth and capital expenditures to focus on profitability and shareholder distributions
Price War Price War
Note: QSR Sector includes MCD, YUM, WEN, SONC, PZZA, JBX, DPZ, CKR.
QSR +87%
QSR Average
2005 2001 2002 2003 2004
Long-Term Average
2.5% - 3.0%
2005 2001 2002 2003 2004

Industry Median Valuation Trends
I/B/E/S LT Growth Rate
One-Year Forward
P/E Multiple
One-Year Forward
P/E/G Ratio
Restaurant stocks today are valued at significantly higher multiples than a few years ago despite significantly lower growth rates; P/E to growth ratios have more than doubled to become more consistent with traditional consumer products companies
Source: Factset
Note:  QSR Index Median includes MCD, YUM, WEN, SONC, JBX, DPZ, CKR, PZZA.
  17.1%
  11.0%
8.0%
10.0%
12.0%
14.0%
16.0%
18.0%
2000 Today
  12.3x
  16.1x
8.0x
10.0x
12.0x
14.0x
16.0x
18.0x
2000 Today
  0.7x
  1.5x
0.4x
0.6x
0.8x
1.0x
1.2x
1.4x
1.6x
2000 Today

The Good News For Checkers
Average Quarterly Same Store
Sales Growth (2001 – 1Q05)
EPS Growth (2001 – 2005E)
Stock Price Performance
(2001 – Today)
Checkers has benefited dramatically from this new environment, outperforming its peers significantly in same store sales growth, EPS growth and stock price appreciation
Source: Company filings and Technomic Industry Report.
Note:  QSR Index Median includes MCD, YUM, WEN, SONC, JBX, DPZ, CKR, PZZA.
(a) 2005 data for Checkers operating model assumes 5.5% same store sales growth.
+204.5%
+86.9%
50.0%
80.0%
110.0%
140.0%
170.0%
200.0%
230.0%
CHKR QSR Index
7.2%
2.1%
0.0%
1.0%
2.0%
3.0%
4.0%
5.0%
6.0%
7.0%
8.0%
CHKR QSR Index
(a)
38.2%
10.9%
4.0%
10.0%
16.0%
22.0%
28.0%
34.0%
40.0%
CHKR QSR Index
Median

The Bad News For Checkers
Small Size –
LTM Revenue
($ in millions)
Current Dollar Float
($ in millions)
Average Trading
Volume ($ in millions)
Even after its strong stock price appreciation, Checkers continues to trade at a significant discount to its peers. The discount may arise from the Company’s lack of scale and liquidity as compared to its peers
Source: Company filings and Bloomberg.
Note:  QSR Index Median includes MCD, YUM, WEN, SONC, JBX, DPZ, CKR, PZZA.
Current One-Year
Forward P/E/G Ratio
$0.4
$13.1
$0.0
$3.0
$6.0
$9.0
$12.0
$15.0
CHKR QSR Index
Median
$196
$1,955
$0
$400
$800
$1,200
$1,600
$2,000
$2,400
CHKR QSR Index
Median
$117
$1,513
$0
$300
$600
$900
$1,200
$1,500
$1,800
CHKR QSR Index
Median
  0.8x
  1.5x
0.4x
0.7x
1.0x
1.3x
1.6x
1.9x
CHKR QSR Index
Median

   61
   180
   12
   (78)
(100)
(50)
0
50
100
150
200
250
300
2005- 2010E
Company-Owned Franchise Total
Prospects for Relative Multiple
Expansion
Shift to Unit Expansion
(Systemwide Net Unit Growth)
Same Store Sales Growth
Reverts to Industry Mean
Long-Term EPS Growth
Exceeds Street Estimates
Investor expectations for growth reflect over 80% of Checkers management’s growth plan, suggesting that today’s valuation multiple largely reflects the Company’s long-term prospects
2000 - 2004
Total: 241
Total: (66)
   5.7%
   3.0%
2.0%
3.0%
4.0%
5.0%
6.0%
2000-2004 2005 - 2010
  15.0%
  17.9%
7.0%
9.0%
11.0%
13.0%
15.0%
17.0%
19.0%
2005 - 2010
3% Comps
Street
Consensus

Key Economic Issue
The success of Checkers’ business plan is predicated on restarting unit growth and attracting approximately $125 million of equity capital from franchisees to build units.
This investment is in addition to any investment required to maintain existing units.
Forecast AUV Current AUV
(Dollars in Thousands)
Company Franchised Company Franchised
AUV $1,000 $1,000 $850 $850
EBITDA 180 150 142 118
Free Cash Flow $154 $136 $131 $116
Equity Investment $800 $830 $800 $830
Cash-on-Cash ROE (a) 19.30% 16.38% 16.34% 13.97%
Cumulative Equity Investment '06 - '10 $40,000 $124,500 $40,000 $124,500
Lease Adj. Debt / EBITDAR 2.64x 3.01x 3.13x 3.54x
Source:  Checkers Management.
Note:  Assumes no financial debt.
(a) Calculated as Free Cash Flow / Equity Investment
Projected New Unit Economics

13.6%
7.4%
7.3%
5.4% 5.3%
4.8%
4.6%
2.8%
17.0%
12.0%
10.5%
8.5%
15.0%
11.5%
15.0%
10.0%
0.0%
5.0%
10.0%
15.0%
20.0%
SONC WEN JBX MCD CKR YUM CHKR DPZ
Projected 2-Year Sales CAGR LT IBES EPS Growth
Long Term Risk to Industry Valuation
(1) Source: Thomson One, 2004-2006E.  CAGR based on available forward sales projections.
(1)
335 bps 456 bps 321 bps 311 bps 966 bps 670 bps 1,035 bps 723 bps
Current industry valuation levels may be at risk because projected revenue growth is well below the I/B/E/S long-term EPS growth rates. Significant operating and financial leverage will be needed to meet investor growth expectations
GAP

Checkers’ Strategic Alternatives
• Shrinking liquidity
exacerbates discount
• Relative multiple
contracts in the long
term
• Well executed
acquisition can
accelerate earnings
growth and begin
addressing comparative
size issue
• Current market
environment is
strong
• Likely to be able to
get valuation at
appropriate premium
and attractive
multiple
• Difficult to execute
successful transaction
in restaurant sector
• Unclear whether
Company can make
acquisitions sufficient
to make a difference
• Generate excess cash
and buy stock below
intrinsic value
• Achieve strategic plan
• Show market that
Company can grow
• Multiple may increase
and valuation gap may
narrow versus
comps
• May not overcome small
size and liquidity
• Although, increasing
shareholder distribution
may narrow gap in the
near term
• Board puts higher value
on Company’s growth
prospects than
prospective buyers do
Status Quo
Major
Recapitalization
Acquisitions
Sale

“Market” Premium
4-Week Prior Transaction Premiums
(1)
(1) Includes only cash transactions.
(2) Stock Price as of day prior to announcement.
20.7%
22.5%
28.9%
0.0%
5.0%
10.0%
15.0%
20.0%
25.0%
30.0%
35.0%
All Going Private
Transactions
Minority Buyouts Only Acquisitions by
Unaffiliated Buyers
In the context of the Company’s strong stock price appreciation, investors will likely view 30% as an attractive premium relative to stock price prior to announcement
Stock Price @ 30% Premium (2) $15.60
Enterprise Value $209
2005E EV / EBITDA 6.9x
Equity Value $195
2006E P/E 14.3x

$17.50
$14.00
$15.75
$13.00
$9.64
$15.25
$14.98
$20.50
$17.00
$20.00
$7.00 $10.00 $13.00 $16.00 $19.00 $22.00
DCF Analysis
LBO Valuation
Precedent Transactions
Public Market Comparables
52-Week Range
Preliminary Valuation Analysis
Implied Share Price for Checkers
Pre-Announcement Price: $12.00
30% Premium to Pre-Announcement Price: $15.60
Note: Pre-announcement price as of May 13, 2005.  Current price as of May 16, 2005.
Multiple of 12.0 – 14.0x
Price / ‘06 EPS
Target 25 – 30% IRR
7.0 – 8.0x LTM EBITDA
Exit Multiple
Terminal EBITDA Multiple
of 6.0 – 7.0x, WACC of 11 – 12%
Multiple of 7.0 – 9.0x
2005E EBITDA
Current Price: $13.43

Recommended Process
Practically Assess
Prospects for Checkers’
Stock Price as an
Independent Company
Talk to Potential Buyers
and Get a Realistic
Perspective on a
Sale Value
Citigroup makes recommendation and Board determines best course of action

Appendix * * * * * * * * * * * * * * * * * * * * *

Checkers Valuation Assumptions
25.0% – 30.0% Target Return
7.0x – 8.0x LTM EBITDA Exit
Multiple
5.5x Adj. Debt / EBITDAR
Checkers Management Projections
(1)
6.0x – 7.0x EBITDA Exit
Adjusted WACC of 11.0%-12.0%
Checkers Management Projections
(1)
QSR precedent transactions for
major brands
7.0x – 9.0x 2005E EBITDA
2005E EBITDA of $30.2 million
Low end of publicly traded QSR
chains
12.0x – 14.0x 2006E P/E
2006E EPS of $1.09
Assumption Metric
Comparable
Public Company
Precedent
Transactions
DCF
LBO
(1) Assumes 3% same store sales growth in 2006-2010.

Implied Premiums Analysis
   Current
  Pre-announcement (a)   Market (b) Assumed Price per Share
(Dollars in millions, Except per Share Data)
$12.00 $13.43 $14.00 $15.00 $16.00 $17.00 $18.00 $19.00 $20.00
Market Prices      Premium to Pre-Announcement Price
    Pre-Announcement Closing Price $12.00 0.0% 11.9% 16.7% 25.0% 33.3% 41.7% 50.0% 58.3% 66.7%
    52-Week High (2/11/05) 14.98 (19.9) (10.3) (6.5) 0.1 6.8 13.5 20.2 26.8 33.5
    52-Week Low  (5/17/04) 9.64 24.5 39.3 45.2 55.6 66.0 76.3 86.7 97.1 107.5
Market Capitalization $134 $150 $156 $167 $178 $189 $200 $212 $223
Equity Value 145 165 173 187 200 214 228 242 256
Firm Value (c) 160 179 187 201 215 229 243 256 270
EBITDA      Firm Value / EBITDA
    LTM $27.5 5.8x 6.5x 6.8x 7.3x 7.8x 8.3x 8.8x 9.3x 9.8x
    2005E 30.2 5.3 5.9 6.2 6.7 7.1 7.6 8.0 8.5 9.0
    2006E 33.6 4.8 5.3 5.6 6.0 6.4 6.8 7.2 7.6 8.1
EBIT      Firm Value / EBIT
    LTM $18.8 8.5x 9.5x 10.0x 10.7x 11.4x 12.2x 12.9x 13.6x 14.4x
    2005E 20.6 7.7 8.7 9.1 9.8 10.4 11.1 11.8 12.5 13.1
    2006E 22.7 7.0 7.9 8.2 8.8 9.5 10.1 10.7 11.3 11.9
Earnings per Share (Diluted) (d)      Price / Earnings per Share
    2005E $0.98 12.3x 13.7x 14.3x 15.3x 16.3x 17.4x 18.4x 19.4x 20.4x
    2006E 1.09 11.0 12.3 12.9 13.8 14.7 15.6 16.5 17.5 18.4
Note: Projections based on 3.0% Same Store Sales Growth Case.
(a) Stock price as of May 13, 2005, one day prior to announcement.
(b) Stock price as of May 16, 2005.
(c) Firm value includes $22.3 million total debt and $7.9 million cash.  Balance Sheet data as of March 28, 2005
(d) EPS based on 12.0 million fully diluted shares, per management.

McDonald's			
Yum!			
SONIC America's Drive-In			
CKE Restaurants, Inc.			
PAPA JOHN'S			
Checkers

Public Market Valuation
(1)  Indicative annual dividend as a percentage of LTM Net Income.
(2)  For dividend-paying stocks only.
Note: Data as of May 13, 2005. Forward estimates calendarized to December 31st fiscal year end.
Source: Wall Street Research and company filings.
(2) (2)
(1)
17
FV / EBITDA Price / EPS
LT EPS
P / E / G
Debt / LTM Dividend Payout
Market Cap. Firm Value LTM CY2005 CY2005 CY2006 Growth CY2005 CY2006 EBITDA Yield
Ratio
$37,581 $44,377 9.2x 8.1x 15.4x 13.9x 8.5% 1.8x 1.6x 1.8x 1.8% 27.9%
13,861 16,162 10.5 9.5 18.2 16.5 11.5 1.6 1.4 1.1 0.8 15.6
4,770 5,466 9.1 8.6 18.3 16.5 12.0 1.5 1.4 1.2 1.2 58.7
1,859 2,007 11.8 11.9 24.3 20.5 17.0 1.4 1.2 0.6 0.0 0.0
1,280 1,534 6.5 6.1 14.2 13.0 10.5 1.4 1.2 1.3 0.0 0.0
1,311 2,134 10.5 9.5 15.3 13.8 10.0 1.5 1.4 3.8 2.2 40.5
881 1,304 10.6 8.5 16.1 13.5 15.0 1.1 0.9 1.7 0.0 0.0
613 702 7.8 NA 16.2 14.2 8.5 1.9 1.7 1.0 0.0 0.0
Median $1,585 $2,070 9.8x 8.6x 16.1x 14.1x 11.0% 1.5x 1.4x 1.2x 1.5% 7.8%
$134 $160 5.8x 5.3x 12.2x 11.0x 15.0% 0.8x 0.7x 0.8x 0.0% 0.0%

   9.0x
   8.2x
   8.3x
   9.1x
   6.9x
   7.0x
   7.4x
   5.1x
   6.0x
   6.6x
0.0x
3.0x
6.0x
9.0x
12.0x
15.0x
  11.8x
  10.6x
  10.5x   10.5x
  9.2x
  9.1x
  7.8x
  6.5x
  5.8x
0.0x
3.0x
6.0x
9.0x
12.0x
15.0x
SONC CKR DPZ YUM MCD WEN PZZA JBX CHKR
Precedent M&A Transactions
Source:  Company filings. Source:  Company filings.
Dairy
Queen
10/27/97
Domino’s
12/18/98
A & W /
Long John
Silver
3/12/02
Burger
King
12/12/02
Hardee’s
4/18/97
Church’s
Chicken
12/01/04
Sbarro
Inc.
1/20/99
TCBY
Enterprises
Inc.
2/10/00
Einstein /
Noah
Bagel
Corp.
6/04/01
Median Excluding Checkers:  9.8x
Public Market: Firm Value / LTM EBITDA Private Market: FV / LTM EBITDA
Median Excl. Troubled Acquisitions: 8.2x
Troubled Acquisitions
Checkers is trading below private market benchmarks and in line with the multiples of some smaller industry players
Caribbean
Rest.
5/03/04

Financial Model
Projected Fiscal Year Ending December 31,
(Dollars in millions, Except per Share Data) 2003 2004 2005 2006 2007 2008 2009 2010
Company-Owned Units 222 207 218 228 238 248 258 268
Franchised Units 562 581 611 641 671 701 731 761
Total Units 784 788 829 869 909 949 989 1,029
% Growth -- 0.5% 5.2% 4.8% 4.6% 4.4% 4.2% 4.0%
Same Store Sales Growth (1) 10.8% 7.6% 5.5% 3.0% 3.0% 3.0% 3.0% 3.0%
Total Revenues $190.3 $194.2 $203.3 $220.9 $238.6 $256.8 $275.6 $294.9
% Growth -- 2.1% 4.7% 8.7% 8.0% 7.6% 7.3% 7.0%
EBITDA $24.1 $27.3 $30.2 $33.6 $38.2 $42.6 $47.2 $52.0
% Margin 12.7% 14.1% 14.8% 15.2% 16.0% 16.6% 17.1% 17.6%
EBIT $17.2 $18.9 $20.6 $22.7 $26.4 $30.0 $33.8 $37.8
% Margin 9.0% 9.7% 10.1% 10.3% 11.1% 11.7% 12.3% 12.8%
Net Income $9.6 $11.4 $11.8 $13.1 $16.9 $19.9 $23.2 $26.8
% Margin 5.0% 5.9% 5.8% 5.9% 7.1% 7.7% 8.4% 9.1%
EPS (2) $0.75 $0.91 $0.98 $1.09 $1.41 $1.66 $1.93 $2.23
% Growth -- 22.2% 7.4% 11.2% 29.2% 17.9% 16.6% 15.5%
Capital Expenditures $12.6 $19.7 $16.2 $15.0 $10.0 $10.0 $10.0 $10.0
% of Revenues 6.6% 10.2% 8.0% 6.8% 4.2% 3.9% 3.6% 3.4%
Net Working Capital ($6.8) ($9.1) ($6.1) ($6.3) ($6.7) ($7.3) ($7.8) ($8.3)
% of Revenues (3.6%) (4.7%) (3.0%) (2.9%) (2.8%) (2.9%) (2.8%) (2.8%)
(1) 2003 and 2004 same store sales growth for Company-owned stores only.
(2) 2003 and 2004 EPS adjusted to exclude unusual changes to deferred tax valuation allowance flowing through income taxes.

Any terms set forth herein are intended for discussion purposes only and are subject to the final terms as set forth in separate definitive written agreements.
Prior to entering into any transaction contemplated hereby (a “Transaction”) you should determine, without reliance upon us or our affiliates, the economic risks and merits (and independently determine that you are able to assume these risks), as well as the legal, tax and accounting characterizations and consequences of any such Transaction.  In this regard, by accepting this presentation, you acknowledge that (a)
we are not in the business of providing (and you are not relying on us for) legal, tax or accounting advice, (b) there may be legal, tax or accounting risks associated with any Transaction, (c) you should receive
(and rely on) separate and qualified legal, tax and accounting advice and (d) you should apprise senior management in your organization as to such legal, tax and accounting advice (and any risks associated with any Transaction) and our disclaimer as to these matters.
We are required to obtain, verify and record certain information that identifies each entity that enters into a formal business relationship with us. We will ask for your complete name, street address, and taxpayer ID number.  We may also request corporate formation documents, or other forms of identification, to verify information provided.
We maintain a policy of strict compliance to the anti-tying provisions of the Bank Holding Company Act of 1956, as amended, and the regulations issued by the Federal Reserve Board implementing the anti-
tying rules (collectively, the "Anti-tying Rules"). Moreover our credit policies provide that credit must be underwritten in a safe and sound manner and be consistent with Section 23B of the Federal Reserve Act and the requirements of federal law.  Consistent with these requirements and our Anti-tying Policy:
You will not be required to accept any product or service offered by Citibank or any Citigroup affiliate as a condition to the extension of commercial loans or other products or services to you by Citibank or any of its subsidiaries, unless such a condition is permitted under an exception to the Anti-tying Rules.
We will not vary the price or other terms of any Citibank product or service based on the condition that you purchase any particular product or service from Citibank or any Citigroup affiliate, unless we are authorized to do so under an exception to the Anti-tying Rules.
We will not require you to provide property or services to Citibank or any affiliate of Citibank as a condition to the extension of a commercial loan to you by Citibank or any Citibank subsidiary, unless such a requirement is reasonably required to protect the safety and soundness of the loan.
We will not require you to refrain from doing business with a competitor of Citigroup or any of its affiliates as a condition to receiving a commercial loan from Citibank or any of its subsidiaries, unless the requirement is reasonably designed to ensure the soundness of the loan.
Any prices or levels contained herein are preliminary and indicative only and do not represent bids or offers.  These indications are provided solely for your information and consideration, are subject to change at any time without notice and are not intended as a solicitation with respect to the purchase or sale of any instrument.  The information contained in this presentation may include results of analyses from a quantitative model which represent potential future events that may or may not be realized, and is not a complete analysis of every material fact representing any product.  Any estimates included herein constitute our judgment as of the date hereof and are subject to change without any notice. We and/or our affiliates may make a market in these instruments for our customers and for our own account.
Accordingly, we may have a position in any such instrument at any time.
Although this material may contain publicly available information about Smith Barney equity research or Citigroup corporate bond research, Citigroup policies prohibit analysts from participating in any efforts to solicit investment banking business; accordingly, research analysts may not have any communications with companies for the purpose of soliciting investment banking business. Moreover, Citigroup policy (i)
prohibits research analysts from participating in road show meetings; (ii) prohibits investment banking personnel from having any input into company-specific research coverage decisions and from directing research analysts to engage in marketing or selling efforts to investors with respect to an investment banking transaction; (iii) prohibits employees from offering, directly or indirectly, a favorable or negative research opinion or offering to change an opinion as consideration or inducement for the receipt of business or for compensation; and (iv) prohibits analysts from being compensated for specific recommendations or views contained in research reports.  So as to reduce the potential for conflicts of interest, as well as to reduce any appearance of conflicts of interest, Citigroup has enacted policies and procedures designed to limit communications between its investment banking and research personnel to specifically prescribed circumstances.
© 2004 Citigroup Global Markets Inc. Member SIPC. CITIGROUP and Umbrella Device are trademarks and service marks of Citicorp or its affiliates and are used and registered throughout the world.
20